As filed with the Securities and Exchange Commission on February 24, 2023

Registration No. 333-236785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2691170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

550 East Swedesford Road, Suite 350

Wayne, PA 19087

(215) 231-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward J. Hoffman

Senior Executive Vice President, General Counsel and Corporate Secretary

550 East Swedesford Road, Suite 350

Wayne, PA 19087

(215) 231-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

F. Douglas Raymond, III

Elizabeth A. Diffley

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, Pennsylvania 19103

(215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-236785) of the registrant filed with the Securities and Exchange Commission on February 28, 2020 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Radian Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 24, 2023.

RADIAN GROUP INC.

By:	/s/ Richard G. Thornberry
Name:	Richard G. Thornberry
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard G. Thornberry Richard G. Thornberry	Chief Executive Officer (Principal Executive Officer) and Director	February 24, 2023

/s/ Robert J. Quigley Robert J. Quigley	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)	February 24, 2023

/s/ Howard B. Culang Howard B. Culang	Non-Executive Chairman of the Board	February 24, 2023

/s/ Fawad Ahmad Fawad Ahmad	Director	February 24, 2023

/s/ Brad L. Conner Brad L. Conner	Director	February 24, 2023

/s/ Debra Hess Debra Hess	Director	February 24, 2023

/s/ Lisa W. Hess Lisa W. Hess	Director	February 24, 2023

/s/ Brian D. Montgomery Brian D. Montgomery	Director	February 24, 2023

/s/ Lisa Mumford Lisa Mumford	Director	February 24, 2023

/s/ Gaetano J. Muzio Gaetano J. Muzio	Director	February 24, 2023

/s/ Gregory V. Serio Gregory V. Serio	Director	February 24, 2023

/s/ Noel J. Spiegel Noel J. Spiegel	Director	February 24, 2023